UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

VERIZON COMMUNICATIONS INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	23-2259884
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1095 Avenue of the Americas New York, New York	10036
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
4.2462% Fixed-to-Fixed Rate Junior Subordinated Notes due 2056	New York Stock Exchange
5.7427% Fixed-to-Fixed Rate Junior Subordinated Notes due 2056	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:

333-289928 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

Verizon Communications Inc. (“Verizon”) hereby incorporates by reference the description of its securities to be registered hereunder contained in the Prospectus dated August 29, 2025, under “Description of the Debt Securities” and (x) with respect to the 4.2462% Fixed-to-Fixed Rate Junior Subordinated Notes due 2056, in the Prospectus Supplement dated February 18, 2026 (Film No. 26660125), under “Description of the Junior Subordinated Notes,” filed with the Securities and Exchange Commission (the “Commission”) on February 20, 2026, under Rule 424(b)(2) under the Securities Act of 1933, as amended (the “Act”) and (y) with respect to the 5.7427% Fixed-to-Fixed Rate Junior Subordinated Notes due 2056, in the Prospectus Supplement dated February 18, 2026 (Film No. 26659985), under “Description of the Junior Subordinated Notes,” filed with the Commission on February 20, 2026, under Rule 424(b)(2) under the Act, pursuant to a Registration Statement on Form S-3 (No. 333-289928) previously filed with the Commission under the Act.

Item 2. Exhibits.

1.

Indenture between Verizon, both individually and as successor in interest to Verizon Global Funding Corp., and U.S. Bank National Association, as successor trustee to Wachovia Bank, National Association, formerly known as First Union National Bank, as Trustee, dated as of December 1, 2000 (incorporated by reference to Exhibit 4.1 to Verizon Global Funding Corp.’s Registration Statement on Form S-4, Registration No. 333-64792).

2.

First Supplemental Indenture between Verizon, both individually and as successor in interest to Verizon Global Funding Corp., and U.S. Bank National Association, as successor trustee to Wachovia Bank, National Association, formerly known as First Union National Bank, as Trustee, dated as of May 15, 2001 (incorporated by reference to Exhibit 4.2 to Verizon Global Funding Corp.’s Registration Statement on Form S-3, Registration No. 333-67412).

3.

Second Supplemental Indenture between Verizon, both individually and as successor in interest to Verizon Global Funding Corp., and U.S. Bank National Association, as successor trustee to Wachovia Bank, National Association, formerly known as First Union National Bank, as Trustee, dated as of September 29, 2004 (incorporated by reference to Exhibit 4.1 to Verizon’s Current Report on Form 8-K filed on February 9, 2006).

4.

Third Supplemental Indenture between Verizon, both individually and as successor in interest to Verizon Global Funding Corp., and U.S. Bank National Association, as successor trustee to Wachovia Bank, National Association, formerly known as First Union National Bank, as Trustee, dated as of February 1, 2006 (incorporated by reference to Exhibit 4.2 to Verizon’s Current Report on Form 8-K filed on February 9, 2006).

5.

Fourth Supplemental Indenture between Verizon, both individually and as successor in interest to Verizon Global Funding Corp., and U.S. Bank National Association, as successor trustee to Wachovia Bank, National Association, formerly known as First Union National Bank, as Trustee, dated as of April 4, 2016 (incorporated by reference to Exhibit 4.5 to Verizon’s Registration Statement on Form S-4, Registration No. 333-212307 filed on June 29, 2016).

6.

Fifth Supplemental Indenture between Verizon, both individually and as successor in interest to Verizon Global Funding Corp., and U.S. Bank National Association, as successor trustee to Wachovia Bank, National Association, formerly known as First Union National Bank, as Trustee, dated as of May 15, 2020 (incorporated by reference to Exhibit 4.1 to Verizon’s Current Report on Form 8-K filed on May 15, 2020).

7.

Form of Global Note representing Verizon’s 4.2462% Fixed-to-Fixed Rate Junior Subordinated Notes due 2056 (incorporated by reference to Exhibit 4.1 to Verizon’s Current Report on Form 8-K filed on February 23, 2026).

8.

Form of Global Note representing Verizon’s 5.7427% Fixed-to-Fixed Rate Junior Subordinated Notes due 2056 (incorporated by reference to Exhibit 4.2 to Verizon’s Current Report on Form 8-K filed on February 23, 2026).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Verizon Communications Inc.

Date: March 5, 2026	By:	/s/ William L. Horton, Jr.
William L. Horton, Jr.
Senior Vice President, Deputy General Counsel and Corporate Secretary